Exhibit 10.5
Semiannual Servicer’s Certificate
CenterPoint Energy Transition Bond Company II, LLC
$1,851,000,000 Series A Transition Bonds
Pursuant to Section 6 of Annex 1 to the Transition Property Servicing Agreement (the “Agreement”), dated as of December 16, 2005, between
CenterPoint Energy Houston Electric, LLC, as Servicer, and CenterPoint Energy Transition Bond Company II, LLC, as Issuer,
the Servicer does hereby certify as follows:
Capitalized terms used in this Semiannual Servicer’s Certificate have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Agreement.
Collection Periods: July 31, 2008 through January 29, 2009
Payment Date: February 2, 2009
Today’s Date: January 29, 2009
1. Collections Allocable and Aggregate Amounts Available for Current Payment Date:

i. Remittances for the July 31, 2008 Collection Period	967,548.04
ii. Remittances for the August 1 through 31, 2008 Collection Period	17,690,367.35
iii. Remittances for the September 1 through 30, 2008 Collection Period	17,780,537.74
iv. Remittances for the October 1 through 31, 2008 Collection Period	17,868,132.19
v. Remittances for the November 1 through 30, 2008 Collection Period	8,863,144.56
vi. Remittances for the December 1 through 31, 2008 Collection Period	18,187,762.77
vii. Remittances for the January 1 through 29, 2009 Collection Period	11,989,011.51
viii. Net Earnings on Collection Account		[through 12/31/08]
General Subaccount	488,075.34
Capital Subaccount	246,345.56
Excess Funds Subaccount	121.504.73

ix. General Subaccount Balance (sum of i through viii above)	94,202,429.79

x. Excess Funds Subaccount Balance as of Prior Payment Date	11,185,726.45
xi. Capital Subaccount Balance as of Prior Payment Date (1)	9,255,000.00

xii. Collection Account Balance (sum of ix through xi above)	114,643,156,24

(1)	Net of unreleased earnings moved into General Subaccount
2. Outstanding Amounts as of Prior Payment Date:

i. Tranche A-l Principal Balance	50,875,178.00
ii. Tranche A-2 Principal Balance	368,000,000.00
iii. Tranche A-3 Principal Balance	252,000,000.00
iv. Tranche A-4 Principal Balance	519,000,000.00
v. Tranche A-5 Principal Balance	462,000,000.00

vi. Aggregate Principal Balance of all Series A Transition Bonds	1,651,875,178.00

3. Required Funding/Payments as of Current Payment Date:

	Projected
	Principal	Semiannual
Series A Principal	Balance	Principal Due
i. Tranche A-l	0.00	50,875,178.00
ii. Tranche A-2	360,066,563.00	7,933,437.00
iii. Tranche A-3	252,000,000.00	0.00
iv. Tranche A-4	519,000,000.00	0.00
v. Tranche A-5	462,000,000.00	0.00

vi. For all Series A Transition Bonds	1,593,066,563.00	58,808,615.00

	Transition	Days in
	Bond	Interest
	Interest Rate	Period (1)	Interest Due
vii. Required Tranche A-l Interest	4.840%	180	1,231,179.31
viii. Required Tranche A-2 Interest	4.970%	180	9,144,800.00
ix. Required Tranche A-3 Interest	5.090%	180	6,413,400.00
x. Required Tranche A-4 Interest	5.170%	180	13,416,150.00
xi. Required Tranche A-5 Interest	5.302%	180	12,247,620.00

(1)	On 30/360 Day basis.

		Funding
	Required Level	Required
xii. Capital Subaccount	9,255,000.00	0.00
4. Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(d) of Indenture:

i. Trustee Fees and Expenses
ii. Servicing Fee	462,750.00	(1)
iii. Administration Fee and Independent Managers Fee	52,500.00	(2)
iv. Operating Expenses	62,716.99	(3)
v. Semiannual Interest (including any past-due Semiannual Interest for prior periods)

		Per 1,000
		of Original
Series A	Aggregate	Principal Amount
1. Tranche A-l Interest Payment	1,231,179.31	4.92
2. Tranche A-2 Interest Payment	9,144,800.00	24.85
3. Tranche A-3 Interest Payment	6,413,400.00	25.45
4. Tranche A-4 Interest Payment	13,416,150.00	25.85
5. Tranche A-5 Interest Payment	12,247,620.00	26.51
vi. Principal Due and Payable as a result of (A) Event of Default or (B) on Final Maturity Date

		Per 1,000
		of Original
Series A	Aggregate	Principal Amount
1. Tranche A-l Principal Payment	0.00	0.00
2. Tranche A-2 Principal Payment	0.00	0.00
3. Tranche A-3 Principal Payment	0.00	0.00
4. Tranche A-4 Principal Payment	0.00	0.00
5. Tranche A-5 Principal Payment	0.00	0.00
(C) Principal Scheduled to be Paid on Current Payment Date

		Per 1,000
		of Original
Series A	Aggregate	Principal Amount
1. Tranche A-l Principal Payment	50,875,178.00	203.50
2. Tranche A-2 Principal Payment	7,933,437.00	21.56
3. Tranche A-3 Principal Payment	0.00	0.00
4. Tranche A-4 Principal Payment	0.00	0.00
5. Tranche A-5 Principal Payment	0.00	0.00

vii. Amounts Payable to Credit Enhancement Providers (if applicable)	N/A
viii. Operating Expenses not Paid under Clause (iv) above	0.00
ix. Funding of Capital Subaccount	246,345.56
x. Net Earnings in Capital Subaccount Released to Issuer	0.00
xi. Deposit to Excess Funds Subaccount	0.00
xii. Released to Issuer upon Series Retirement: Collection Account	0.00

xiii. Aggregate Remittances as of Current Payment Date	102,086,076.86

(1)	Servicing fee: $1,851,000,000 x .05% x 180/360 = $462,750.00

(2)	Administration fee: $100,000 x 180/360 = $50,000.00; Independent Managers fee: $2,500.00

(3)	Reimbursement to Administrator for fees/expenses paid to outside legal counsel ($2,523.10), independent public accountant ($32,576.40), rating agencies ($17,500.00) and L/C issuing bank ($10,117.49)

5. Subaccount Withdrawals as of Current Payment Date
     (if applicable, pursuant to Section 8.02(d) of Indenture):

i. Excess Funds Subaccount (available for 4.i. through 4.ix.)	7,883,647.07
ii. Capital Subaccount (available for 4.i. through 4.viii.)	0.00

iii. Total Withdrawals	7,883,647.07

6. Outstanding Amounts and Collection Account Balance as of Current Payment Date
     (after giving effect to payments to be made on such Payment Date):

Series A
i. Tranche A-l Principal Balance	0.00
ii. Tranche A-2 Principal Balance	360,066,563.00
iii. Tranche A-3 Principal Balance	252,000,000.00
iv. Tranche A-4 Principal Balance	519,000,000.00
v. Tranche A-5 Principal Balance	462,000,000.00

vi. Aggregate Principal Balance for all Series A Transition Bonds	1,593,066,563.00

vii. Excess Funds Subaccount Balance	3,302,079.38
viii. Capital Subaccount Balance	9,501,345.56

ix. Aggregate Collection Account Balance	12,803,424.94

7. Shortfalls In Interest and Principal Payments as of Current Payment Date
     (after giving effect to payments to be made on such Payment Date):
i. Semiannual Interest

Series A
1. Tranche A-l Bond Interest Payment	0.00
2. Tranche A-2 Bond Interest Payment	0.00
3. Tranche A-3 Bond Interest Payment	0.00
4. Tranche A-4 Bond Interest Payment	0.00
5. Tranche A-5 Bond Interest Payment	0.00
ii. Semiannual Principal

Series A
1. Tranche A-l Principal Payment	0.00
2. Tranche A-2 Principal Payment	0.00
3. Tranche A-3 Principal Payment	0.00
4. Tranche A-4 Principal Payment	0.00
5. Tranche A-5 Principal Payment	0.00
8. Shortfall in Required Subaccount Level as of Current Payment Date
     (after giving effect to payments to be made on such Payment Date):

i. Capital Subaccount	0.00
IN WITNESS HEREOF, the undersigned has duly executed and delivered this Semiannual Servicer’s Certificate this 29th day of January, 2009.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, as Servicer

by:	/s/ Linda Geiger Linda Geiger
Assistant Treasurer